                                                                  EXHIBIT (A)(5)


                               OFFER TO EXCHANGE

NOT MORE THAN .86 NOR LESS THAN .73 OF A SHARE OF CLASS A COMMON STOCK OF
   ABERCROMBIE & FITCH CO. FOR EACH SHARE OF COMMON STOCK OF THE LIMITED,
                                    INC.

    THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY,
              MAY  13,  1998,  UNLESS   THE  EXCHANGE  OFFER  IS
                  EXTENDED.

                                                                 April 15, 1998

To Our Clients:

  Enclosed for your consideration is the Offering Circular-Prospectus dated April 15, 1998 (the "Offering Circular-Prospectus"), of The Limited, Inc. ("The Limited"), and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute The Limited's offer (the "Exchange Offer") to exchange up to 43,600,000 shares of Class A common stock, par value $.01 per share ("A&F Common Stock"), of Abercrombie & Fitch Co. ("A&F"), for shares of common stock, par value $.50 per share (the "Limited Common Stock"), of The Limited that are validly tendered by the Expiration Date and not withdrawn or deemed withdrawn, at an Exchange Ratio not greater than .86 nor less than .73 of a share of A&F Common Stock for each share of Limited Common Stock tendered, upon the terms and subject to the conditions set forth in the Offering Circular-Prospectus and in the related Letter of Transmittal. See "Summary", "The Transactions" and "The Exchange Offer" in the Offering Circular-Prospectus. Capitalized terms used herein have the same meanings as in the Offering Circular-Prospectus.

  The Exchange Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, May 13, 1998 (the "Expiration Date"), unless extended in accordance with applicable law and the terms of the Exchange Offer, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer, as extended, shall expire.

  THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES OF LIMITED COMMON STOCK HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES OF LIMITED COMMON STOCK MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF LIMITED COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish us to tender any or all such shares of Limited Common Stock held by us for your account, pursuant to the terms and conditions set forth in the Exchange Offer.

  Your attention is invited to the following:

  1. The Exchange Ratio Range within which you may tender for exchange is not more than .86 nor less than .73 of a share of A&F Common Stock for each share of Limited Common Stock tendered and exchanged.

  2. The Limited currently holds up to 43,600,000 of the shares of the A&F Common Stock, at least 90% of which will be distributed pursuant to the Exchange Offer, subject to the terms and conditions thereof.

  3. The Exchange Offer is subject to the satisfaction of certain conditions, as described in the Offering Circular-Prospectus, and is also subject to proration in certain circumstances, as described below.

  4. The Exchange Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, May 13, 1998, unless extended.

  5. You have the right to tender all, or a portion, of your shares of Limited Common Stock. You may choose the Exchange Ratio at which you tender such shares by either (a) checking the box in the Section of Box #2 on the Letter of Transmittal captioned "SHARES TENDERED AT EXCHANGE RATIO DETERMINED BY DUTCH AUCTION" or (b) checking one of the boxes in the section of Box #2 on the Letter of Transmittal captioned "SHARES TENDERED AT EXCHANGE RATIO DETERMINED BY STOCKHOLDER". If you wish to maximize the chance of having The Limited accept for exchange all of the shares of Limited Common Stock you are tendering (subject to the possibility of proration), you should check the box in the Section of Box #2 on the Letter of Transmittal captioned "SHARES TENDERED AT EXCHANGE RATIO DETERMINED BY DUTCH AUCTION" below.

  6. You will receive that portion of a share of A&F Common Stock represented by the Final Exchange Ratio for each share of Limited Common Stock accepted for exchange.

  7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 7 of the Letter of Transmittal, stock transfer taxes with respect to the exchange of shares in the Exchange Offer.

  8. Please instruct us clearly if you wish to tender some shares of Limited Common Stock at one Exchange Ratio and other shares of Limited Common Stock at one Exchange Ratio. We must submit separate Letters of Transmittal on your behalf for each Exchange Ratio, although the same shares of Limited Common Stock cannot be tendered for exchange at more than one Exchange Ratio.

  The maximum number of shares of Limited Common Stock which will be accepted for exchange will be that number of shares which, when multiplied by the Final Exchange Ratio, equals 43,600,000 shares of A&F Common Stock. If more than such maximum number of shares of Limited Common Stock are tendered at Exchange Ratios at or below the Final Exchange Ratio, the Exchange Offer will be oversubscribed, and shares of Limited Common Stock tendered at or below the Final Exchange Ratio will be subject to proration in accordance with the terms set forth in the Offering Circular-Prospectus under "The Exchange Offer--Terms of the Exchange Offer". If proration of tendered shares of Limited Common Stock is required, the undersigned understands that The Limited does not expect that it would be able to announce the final proration factor or to commence delivery of any shares of A&F Common Stock pursuant to the exchange Offer until approximately seven business days after the Expiration Date. Upon acceptance by The Limited of the shares of Limited Common Stock tendered herewith, stockholders will be deemed to have accepted the shares of A&F Common Stock exchanged therefor and will be deemed to have relinquished all rights with respect to the shares of Limited Common Stock so accepted.

  The Exchange Offer is made solely by the Offering Circular-Prospectus and the related Letter of Transmittal and is being made to all Limited stockholders. The Limited is not aware of any jurisdiction where the making of the Exchange Offer or the acceptance thereof would not be in compliance with applicable law. If The Limited becomes aware of any jurisdiction where the making of the Exchange Offer or acceptance thereof would not be in compliance with any valid applicable law, The Limited will make a good faith effort to comply with such law. If, after such good faith effort, The Limited cannot comply with such law, the Exchange Offer will not be made to, nor will tenders be accepted from or on behalf of, Limited stockholders in any such jurisdiction.

  If you wish to have us tender any or all of your shares of Limited Common Stock, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions is enclosed. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES OF LIMITED COMMON STOCK, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE ATTACHED INSTRUCTION FORM.

  INSTRUCTIONS WITH RESPECT TO THE OFFER TO EXCHANGE NOT MORE THAN .86 NOR LESS THAN .73 OF A SHARE OF A&F COMMON STOCK FOR EACH SHARE OF LIMITED COMMON STOCK.

  I acknowledge receipt of your letter and the enclosed Offering Circular-Prospectus dated April 15, 1998 (the "Offering Circular-Prospectus") of The Limited, Inc. and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute The Limited's offer (the "Exchange Offer") to exchange up to 43,600,000 shares of Class A common stock, par value $.01 per share (the "A&F Common Stock"), of Abercrombie & Fitch Co. ("A&F"), for shares of common stock, par value $.50 per share (the "Limited Common Stock"), of The Limited that are validly tendered by the Expiration Date and not withdrawn or deemed withdrawn, at an Exchange Ratio not greater than .86 nor less than .73 of a share of A&F Common Stock for each share of Limited Common Stock tendered, upon the terms and subject to the conditions set forth in the Offering Circular-Prospectus and the related Letter of Transmittal. See "Summary", "The Transactions" and "The Exchange Offer" in the Offering Circular-Prospectus. Capitalized terms used herein shall have the same meanings as in the Offering Circular-Prospectus.

  This will instruct you to tender the number of shares of Limited Common Stock indicated below (or, if no number is indicated below, all shares) at the Exchange Ratio indicated in the following box held by your for my account, upon the terms and subject to the conditions set forth in the Offering Circular-Prospectus and the related Letter of Transmittal.

                              CHECK ONLY ONE BOX.

           IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES OF LIMITED COMMON STOCK.

-------------------------------------------------------------------------------
                       SHARES TENDERED AT EXCHANGE RATIO
                          DETERMINED BY DUTCH AUCTION

 [_] I WANT TO MAXIMIZE THE CHANCE OF HAVING THE LIMITED ACCEPT FOR
     EXCHANGE ALL THE SHARES OF LIMITED COMMON STOCK I AM TENDERING (SUBJECT TO THE POSSIBILITY OF PRORATION). ACCORDINGLY, BY CHECKING THIS ONE BOX INSTEAD OF ONE OF THE EXCHANGE RATIO BOXES BELOW, I HEREBY TENDER SHARES OF LIMITED COMMON STOCK AT, AND AM WILLING TO ACCEPT, THE EXCHANGE RATIO RESULTING FROM THE DUTCH AUCTION TENDER PROCESS. THIS ACTION COULD RESULT IN RECEIVING AN EXCHANGE RATIO AS LOW AS .73 OF A SHARE OF A&F COMMON STOCK PER SHARE OF LIMITED COMMON STOCK.

-----------------------------------
                                    OR
                                      -----------------------------------------

                       SHARES TENDERED AT EXCHANGE RATIO
                           DETERMINED BY STOCKHOLDER

  [_] .730       [_] .760       [_] .790       [_] .820       [_] .850
  [_] .735       [_] .765       [_] .795       [_] .825       [_] .855
  [_] .740       [_] .770       [_] .800       [_] .830       [_] .860
  [_] .745       [_] .775       [_] .805       [_] .835
  [_] .750       [_] .780       [_] .810       [_] .840
  [_] .755       [_] .785       [_] .815       [_] .845

                          NOTICE OF SOLICITED TENDERS

  The Limited will pay to a Soliciting Dealer (as defined in the Offering Circular-Prospectus) a solicitation fee of $1.00 per share per tendering stockholder, up to a maximum of 1,000 shares, for each share of Limited Common Stock tendered and accepted for exchange pursuant to the Exchange Offer if such Soliciting Dealer has affirmatively solicited and obtained such tender, except that no solicitation fee shall be payable (i) in connection with a tender of Limited Common Stock by a stockholder (a) tendering more than 10,000 shares of Limited Common Stock or (B) tendering from a country outside of the United States; or (ii) to the Dealer Managers. In addition, no such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of The Limited, A&F, the Exchange Agent, the Dealer Managers or the Information Agent for purposes of the Exchange Offer.


 [_] By checking his box, I represent that my tender was affirmatively solicited by the Soliciting Dealer listed below:

 Name of Firm:
             ----------------------------------------------------------------
                                (PLEASE PRINT)

 Name of Individual Broker or Financial Consultant:
                                          -----------------------------------

 Identification Number (if known):
                            -------------------------------------------------

 Address:
     --------------------------------------------------------------------
                              (INCLUDE ZIP CODE)

NUMBER OF SHARES OF LIMITED             SIGN HERE:
COMMON STOCK TO BE TENDERED:*
                                        ----------------------------------------
                              SHARES
------------------------------          ----------------------------------------
                                                     SIGNATURE(S)
Account Numbers:
                --------------------
                                        PLEASE TYPE OR PRINT NAME(S) HERE:
Dated:                        , 1998
      ------------------------          ----------------------------------------


                                        PLEASE TYPE OR PRINT ADDRESS(ES) HERE:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                            AREA CODE AND TELEPHONE NUMBER


                                        ----------------------------------------
                                            TAXPAYER IDENTIFICATION OR
                                             SOCIAL SECURITY NUMBER(S)



--------
  * Unless otherwise indicated, it will be assumed that all shares of Limited Common Stock held by us for your account are to be tendered.